As filed with the Securities and Exchange Commission on January 4, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DOCEBO INC.

(Exact name of Registrant as specified in its charter)

Ontario, Canada	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Adelaide St West, Suite 701

Toronto, Ontario, M5V 1R9

Telephone: (800) 681-4601

(Address and telephone number of Registrant’s principal executive offices)

Docebo NA, Inc.

600 N. Thomas St., Suite A

Athens, GA 30601

Telephone: (800) 681-4601

(Name, address, and telephone number, of agent for service)

Copies to:

John T. McKenna Robert Sanchez Milson Yu Cooley LLP 3175 Hanover Street Palo Alto, CA 94304 U.S.A. (650) 843-5000	Brad Ross Goodmans LLP 333 Bay St. Suite 3400 Toronto, Ontario Canada M5H 2S7 (416) 849-6010

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company. ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum aggregate price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Shares, without nominal or par value	—	—	$200,000,000 (2)	$18,540 (2)

(1)

There are being registered hereunder such indeterminate number of common shares as may from time to time be offered by the selling shareholder named in the prospectus included in this registration statement at indeterminate prices, in U.S. dollars, as shall have an aggregate offering price not to exceed $200,000,000. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional common shares that may be offered in connection with any share split, share dividend or similar transactions.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) of the Securities Act of 1933, as amended, may determine.

The information in this prospectus is not complete and may be changed. The selling shareholder may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 4, 2022

Preliminary Prospectus

Up to $200,000,000

Common Shares

We and Intercap Equity Inc., referred to as the Selling Shareholder, have entered into an equity distribution agreement, or the Equity Distribution Agreement, with Canaccord Genuity LLC and ATB Capital Markets USA Inc., or the Sales Agents, relating to our common shares, without nominal or par value, that may be offered pursuant to this prospectus. In accordance with the terms of the Equity Distribution Agreement, the Selling Shareholder may offer and sell common shares having an aggregate offering price of up to $200,000,000 from time to time through or to the Sales Agents.

Our common shares are listed on the Toronto Stock Exchange, or the TSX, and the Nasdaq Global Select Market, or Nasdaq, under the trading symbol “DCBO.” On December 31, 2021, the closing price of the common shares on the TSX was C$84.87 per share, and on January 3, 2022, the closing price of the common shares on Nasdaq was $67.00 per share.

Sales of our common shares, if any, under this prospectus may be made by any method permitted by law, including privately negotiated transactions, which may include block trades, or transactions that are deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Subject to the terms of the Equity Distribution Agreement, the Sales Agents are not required to sell any specific number or dollar amount of common shares, but will act as the Selling Shareholder’s sales agent using commercially reasonable efforts to sell on its behalf all of the common shares requested to be sold by the Selling Shareholder consistent with their normal trading and sales practices, on mutually agreed terms between the Sales Agents and the Selling Shareholder. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Sales Agents will be entitled to compensation under the terms of the Equity Distribution Agreement at a fixed commission rate not to exceed 3.00% of the gross proceeds of any common shares sold under the Equity Distribution Agreement. In connection with the sale of common shares on behalf of the Selling Shareholder, the Sales Agents will be deemed to be “underwriters” within the meaning of the Securities Act and the compensation of the Sales Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agents with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act. See the section titled “Plan of Distribution”.

We will not receive any proceeds from the offering. See the section titled “Use of Proceeds” for further information.

We are a “foreign private issuer” under applicable rules of the Securities and Exchange Commission, and are subject to reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” in this prospectus and under similar headings in the documents incorporated by reference into this prospectus before investing in our common shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Canaccord Genuity

ATB Capital Markets

The date of this prospectus is                 , 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration or continuous offering process. This prospectus covers the offering and sale by the Selling Shareholder of common shares having an aggregate offering price of $200,000,000 that may be sold pursuant to the Equity Distribution Agreement with the Sales Agents from time to time.

We provide information to you about this offering of our common shares in this prospectus, which describes the specific details regarding this offering. To the extent that any information in this prospectus is inconsistent with any information incorporated by reference therein, you should rely on the information in this prospectus. This prospectus may also be supplemented from time to time by one or more prospectus supplements. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

Before buying any of the common shares that the Selling Shareholder is offering, we urge you to carefully read this prospectus and all of the information incorporated by reference herein, as well as the additional information described under the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.

Neither we, the Selling Shareholder nor the Sales Agents have authorized any other person to provide you with any information different from that contained in this prospectus, in any prospectus supplement or in any free writing prospectus prepared by us or on our behalf. We, the Selling Shareholder and the Sales Agents take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date.

The Selling Shareholder is offering to sell, and seeking offers to buy, common shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context indicates otherwise, as used in this prospectus, the terms “Docebo,” the “Company,” “we,” “us” and “our” refer to Docebo Inc. and its subsidiaries on a consolidated basis.

In this prospectus, unless otherwise indicated, all dollar amounts and references to “$” and “US$” are to U.S. dollars and references to “C$” are to Canadian dollars.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus and any related free writing prospectus, including the risks of investing in our securities discussed under the section titled “Risk Factors” in this prospectus and any related free writing prospectus, and under similar headings in our most recent Annual Information Form included as an exhibit to the applicable Annual Report on Form 40-F, as may be updated by our subsequent reports on Form 6-K and other filings we make with the Commission. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Docebo Inc.

Our mission is to redefine the way enterprises, including their internal and external workforce, partners and customers, learn by applying new technologies to the traditional corporate learning management system, or LMS, market. We provide an easy-to-use, highly configurable and affordable learning platform with the end-to-end capabilities and critical functionality needed to train both internal and external workforces, partners and customers. Our solution allows its customers to take control of their desired training strategies and retain institutional knowledge, while providing efficient course delivery, advanced reporting tools and analytics. Our robust platform helps its customers centralize a broad range of learning materials from peer enterprises and learners into one LMS to expedite and enrich the learning process, increase productivity and grow teams uniformly.

Company Information

Docebo was incorporated under the Business Corporations Act (Ontario) on April 21, 2016 as Docebo Canada Inc. and all of the pre-existing operations of Docebo (primarily Docebo S.p.A. and Docebo NA, Inc.) were organized under the newly incorporated company. On October 1, 2019, the Company changed its name to “Docebo Inc.” Our head and registered office is at 366 Adelaide Street West, Suite 701, Toronto, Ontario, Canada M5V 1R9.

Our website address is www.docebo.com. The information contained on, or that can be accessed through, our web site is not part of, and is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus. Investors should not rely on any such information in deciding whether to purchase our common shares.

The Offering

Issuer	Docebo Inc.

Selling Shareholder	Intercap Equity Inc.

Common shares offered by the Selling Shareholder	Common shares having an aggregate offering price of up to $200,000,000. Based on an assumed offering price of $67.00 per share, the last reported sale price of our common shares on the Nasdaq Global Select Market, or Nasdaq, on January 3, 2022, up to 2,985,074 common shares may be sold by the Selling Shareholder under this prospectus from time to time through or to the Sales Agents. The actual number of shares sold will vary depending on the actual sale prices and aggregate dollar amount of common shares sold in this offering.

Common shares outstanding after this offering	32,782,506 shares

Manner of offering	“At the market” offering that may be made from time to time through or to Canaccord Genuity and ATB Capital Markets USA Inc. as Sales Agents. See the section titled “Plan of Distribution”.

Use of proceeds	We will not receive any proceeds from the sale of common shares by the Selling Shareholder. The Selling Shareholder will receive all of the proceeds from the offering of common shares.

Risk factors	Investing in our securities involves a high degree of risk. You should read the section titled “Risk Factors” in this prospectus and in the documents incorporated by reference into this prospectus for a discussion of factors to consider before deciding to purchase our common shares.

Nasdaq and TSX symbol	“DCBO”

The number of common shares outstanding after this offering is based on 32,782,506 common shares outstanding as of September 30, 2021, and excludes:

•	1,456,849 common shares issuable upon the exercise of outstanding options as of September 30, 2021, with a weighted-average exercise price of C$12.31 per common share;

•	59,058 common shares issuable upon the vesting and settlement of outstanding deferred share units as of September 30, 2021;

•	2,276,981 additional common shares reserved for future issuance under our Omnibus Equity Incentive Plan as of September 30, 2021; and

•	565,055 additional common shares reserved for future issuance under our Employee Stock Purchase Plan as September 30, 2021.

Subsequent to September 30, 2021, and through December 31, 2021:

•	we granted options to purchase 38,445 common shares, with a weighted-average exercise price of C$87.96 per share;

•	we granted 596 deferred share units; and

•	we granted 46,591 restricted share units.

As of December 31, 2021, there were 32,856,681 common shares outstanding.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described below, together with all of the other information contained or incorporated by reference in this prospectus, including the risk factors incorporated by reference herein from our most recent Annual Information Form included as an exhibit to the applicable Annual Report on Form 40-F, as may be updated by our subsequent reports on Form 6-K and other filings we make with the Commission. The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could harm our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

Risks Relating to the Offering

The actual number of common shares the Selling Shareholder will sell under the Equity Distribution Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Equity Distribution Agreement and compliance with applicable law, the Selling Shareholder has the discretion to deliver a placement notice to the Sales Agents at any time throughout the term of the Equity Distribution Agreement. The per share price of the common shares that are sold by the Sales Agents after delivering a placement notice will fluctuate based on the market price of our common shares during the sales period and limits the Selling Shareholder set with the Sales Agents. Because the price per share of each common share sold will fluctuate based on the market price of our common shares during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately sold.

The common shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. The Selling Shareholder will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

As we are a Canadian corporation and most of our directors and officers reside in Canada or the provinces thereof, it may be difficult for United States shareholders to effect service on us to realize on judgments obtained in the United States. Similarly, it may be difficult for Canadian investors to enforce civil liabilities against our directors and officers residing outside of Canada.

As a corporation organized under the laws of Ontario, Canada, it may be difficult to bring actions under U.S. federal securities law against us. Many of our directors and officers, as well as the experts named in this prospectus, reside principally in Canada or outside of the United States. Because a substantial portion of our assets and the assets of these persons are located outside of the United States, it may not be possible for investors to effect service of process within the United States upon us or those persons. Furthermore, it may not be possible for investors to enforce against us or those persons not in the United States, judgments obtained in U.S. courts based upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States. There is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based upon U.S. federal securities laws and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of the U.S. federal securities laws. Therefore, it may not be possible to enforce those actions against us, certain of our directors and officers or the experts named in this prospectus.

Future sales, or the perception of future sales, of common shares in the public market by Claudio Erba, our Chief Executive Officer, or Alessio Artuffo, our President and Chief Revenue Officer, could cause the price of our common shares to decline.

Mr. Erba and Mr. Artuffo are currently party to certain lock-up agreements with the underwriters from our initial public offering in October 2019, as supplemented in connection with our bought deal offering from August 2020. It is possible that Mr. Erba or Mr. Artuffo will sell common shares from time to time during this offering following either (a) the expiry of the lock-up periods under their existing lock-up agreements or (b) the waiver of the provisions of the “lock-up” restrictions contained in their existing lock-up agreements by the applicable underwriters, our board of directors and/or the Selling Shareholder to allow them to sell common shares, all in accordance with the terms of the existing lock-up agreements. There are no pre-established conditions for the grant of such a waiver by us, the applicable underwriters or the Selling Shareholder, and any decision by us, the applicable underwriters or the Selling Shareholder to waive those conditions will depend on a number of factors, including market conditions, the market performance of our common shares and our financial condition. Upon expiry of the applicable lock-up periods or upon any waiver of the lock-up restrictions of Mr. Erba or Mr. Artuffo, additional common shares will be available for sale into the public market, subject to applicable securities laws. If the holders of these common shares sell them or are perceived by the market as intending to sell them, the prevailing market price for our common shares could decline. These factors could also make it more difficult for us to raise additional funds through future offerings of common shares in the future at a time and at a price that we deem appropriate.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated by reference herein, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. All statements other than statements of historical facts contained in this prospectus, and the documents incorporated by reference herein, including statements regarding our future results of operations and financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as “anticipate,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “project,” “should,” “will” or the negative of these terms or other similar expressions.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus and in our most recent Annual Information Form included as an exhibit to the applicable Annual Report on Form 40-F, as may be updated by our subsequent reports on Form 6-K and other filings we make with the Commission, which are incorporated by reference into this prospectus in their entirety. These factors include, among other things, but are not limited to:

•	our ability to build our market share and enter new markets and industry verticals;

•	our ability to retain key personnel;

•	our ability to maintain and expand geographic scope;

•	our ability to execute on our expansion plans;

•	our ability to continue investing in infrastructure to support our growth;

•	our ability to obtain and maintain existing financing on acceptable terms;

•	our ability to execute on profitability initiatives;

•	the impact of competition;

•

the effectiveness of mitigation strategies undertaken with respect to COVID-19, and the severity, duration and impacts of COVID-19 on the economy and our business, which is highly uncertain and cannot reasonably be predicted;

•	our ability to respond to the changes and trends in our industry or the global economy;

•	the changes in laws, rules, regulations, and global standards;

•	our ability to execute our growth strategies;

•	the impact of changing conditions in the global corporate e-learning market;

•	increasing competition in the global corporate e-learning market in which we operate;

•	fluctuations in currency exchange rates and volatility in financial markets (including changes in interest rates);

•	changes in the attitudes, financial condition and demand of our target market; and

•	developments and changes in applicable laws and regulations.

If any of these risks or uncertainties materialize, or if the opinions, estimates or assumptions underlying the forward-looking information prove incorrect, actual results or future events might vary materially from those anticipated in the forward-looking information. The opinions, estimates or assumptions referred to above and described in greater detail in the section titled “Risk Factors” in this prospectus and in the documents incorporated by reference into this prospectus should be considered carefully by prospective investors.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. Forward-looking information is provided for the purpose of presenting information about management’s current expectations and plans relating to the future and allowing investors and others to get a better understanding of our anticipated financial position, results of operations and operating environment. Readers are cautioned that such information may not be appropriate for other purposes.

Although we have attempted to identify important risk factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other risk factors not presently known to us or that we presently believe are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking information. There can be no assurance that such information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Accordingly, prospective investors should not place undue reliance on forward-looking information, which speaks only as of the date made. The forward-looking information represents our expectations as of the date of this prospectus (or as of the date they are otherwise stated to be made), and are subject to change after such date. However, we disclaim any intention or obligation or undertaking to update or revise any forward-looking information whether as a result of new information, future events or otherwise, except as required under applicable securities laws.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common shares by the Selling Shareholder. The Selling Shareholder will receive all of the proceeds from the offering of common shares. For more information about the Selling Shareholder, see the section titled “Selling Shareholder”.

DESCRIPTION OF COMMON SHARES

The following description of our common shares is intended as a summary only. This summary is qualified in its entirety by reference to our articles of incorporation, as amended, and our by-laws, both of which have been filed as exhibits to the registration statement of which this prospectus forms a part.

Rank

The common shares rank pari passu with respect to the payment of dividends, return of capital and distribution of assets in the event of our liquidation, dissolution or winding-up.

Dividend Rights

Holders of common shares are entitled to receive dividends on a pari passu basis out of our assets legally available for the payment of dividends at such times and in such amount and form as our board of directors may from time to time determine, subject to any preferential rights of the holders of any outstanding preferred shares.

Voting Right

Holders of common shares are entitled to one vote in respect of each common share held at meetings of shareholders.

Meetings of Shareholders

Holders of common shares are entitled to receive notice of any meeting of shareholders and may attend and vote at such meetings. A quorum for the transaction of business at a meeting of shareholders is present if two or more shareholders who, together, hold not less than 25% of the votes attaching to our outstanding common shares entitled to vote at the meeting are present in person or represented by proxy.

Pre-Emptive Rights

Certain holders of common shares are entitled to certain pre-emptive rights to subscribe for additional common shares as set forth in that certain Investor Rights Agreement among the Company and certain shareholders thereof dated October 8, 2019. See our most recent Annual Information Form included as an exhibit to the applicable Annual Report on Form 40-F for further information.

Liquidation Rights

Upon our liquidation, dissolution or winding-up, whether voluntary or involuntary, the holders of common shares, without preference or distinction, are entitled to receive ratably all of our assets remaining after payment of all debts and other liabilities, subject to any preferential rights of the holders of any outstanding preferred shares.

SELLING SHAREHOLDER

The Selling Shareholder, Intercap Equity Inc., beneficially owns 13,589,920 common shares (representing 41.4% of common shares outstanding) prior to the offering, is offering up to 2,985,074 common shares (representing 9.1% of common shares outstanding) in the offering (based on an assumed offering price of $67.00 per share, the last reported sale price of our common shares on Nasdaq as of January 3, 2022), and will beneficially own 10,604,846 common shares after this offering (representing 32.3% of common shares outstanding) assuming all of the shares covered hereby are sold (based on the above assumed offering price per share). The Selling Shareholder may sell some, all or none of its shares. We do not know how long the Selling Shareholder will hold the shares before selling them or the prices at which the Selling Shareholder may sell the shares in this offering.

Percentage ownership is based on 32,856,681 common shares outstanding as of December 31, 2021. Beneficial ownership of the Selling Shareholder is determined in accordance with Rule 13d-3(d) under the Exchange Act. As used in this prospectus, the term Selling Shareholder includes donees, pledgees, assignees, transferees, distributees and successors-in-interest of the Selling Shareholder that receive shares in any non-sale transfer after the date of this prospectus. The address for the Selling Shareholder is 261 Davenport Road, Suite 200, Toronto, Ontario. Jason Chapnik, Chairman of our board of directors, beneficially owns, controls or directs, directly or indirectly, all of the equity interests of Intercap Equity Inc.

The Selling Shareholder may enter into financing arrangements in the future, which arrangements may include pledging some or all of the shares covered by this prospectus as collateral for such financing arrangements; accordingly, in such a circumstance, the Selling Shareholder may not be able to sell all such shares covered by this prospectus. The lenders in any such financing arrangement may include affiliates of the Sales Agents named in this prospectus.

PLAN OF DISTRIBUTION

We and the Selling Shareholder have entered into the Equity Distribution Agreement with the Sales Agents under which the Selling Shareholder may offer and sell common shares having an aggregate sales price of up to $200,000,000 from time to time through or to the Sales Agents.

Upon delivery of a placement notice and subject to the terms and conditions of the Equity Distribution Agreement, the Sales Agents may sell common shares by any method permitted by law, including privately negotiated transactions, which may include block trades, or transactions that are deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including without limitation sales made directly on Nasdaq or any other existing trading market of our common shares, sales to or through a market maker other than on an exchange or in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices. However, no sales will be made through a stock exchange or stock market in Canada. The Selling Shareholder may instruct the Sales Agents not to sell common shares if the sales cannot be effected at or above the price designated by the Selling Shareholder from time to time. The Selling Shareholder or the Sales Agents may suspend the offering of common shares upon notice and subject to other conditions.

The Equity Distribution Agreement provides that the Selling Shareholder will pay the Sales Agents commissions for their services in acting as agents in the sale of common shares. The Sales Agents will be entitled to compensation at a fixed commission rate not to exceed 3.00% of the gross proceeds of each sale of common shares pursuant to the Equity Distribution Agreement. Because there is no minimum offering amount required to be sold pursuant to this offering, the actual total public offering amount, commissions and proceeds to the Selling Shareholder, if any, are not determinable at this time. The Selling Shareholder has agreed to reimburse the Sales Agents for the fees and disbursements of their legal counsel in an amount up to $140,000, in addition to certain ongoing disbursements of their legal counsel. The Selling Shareholder has also agreed to reimburse the Sales Agents up to $5,000 of the reasonable fees and disbursements of the Sales Agents’ counsel in connection with the review by the Financial Industry Regulatory Authority, or FINRA. The remaining expenses of the offering, excluding compensation and reimbursement payable to the Sales Agents under the terms of the Equity Distribution Agreement, are estimated to be approximately $375,000, and will be borne by the Selling Shareholder. See the section titled “Expenses.”

Settlement for sales of common shares will generally occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by the Selling Shareholder and the Sales Agents in connection with a particular transaction, in return for payment of the net proceeds to the Selling Shareholder. Sales of common shares as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as the Selling Shareholder and the Sales Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Sales Agents will use their commercially reasonable efforts, consistent with their normal trading and sales practices, to solicit offers to purchase common shares under the terms and subject to the conditions set forth in the Equity Distribution Agreement. In connection with the sale of the common shares on behalf of the Selling Shareholder, the Sales Agents will be deemed to be “underwriters” within the meaning of the Securities Act and the compensation of the Sales Agents will be deemed to be underwriting commissions or discounts. We and the Selling Shareholder have agreed to provide indemnification and contribution to the Sales Agents against certain civil liabilities, including liabilities under the Securities Act.

The offering of common shares pursuant to the Equity Distribution Agreement will terminate upon the termination of the Equity Distribution Agreement or as otherwise permitted therein. We, the Selling Shareholder and the Sales Agents each may terminate the Equity Distribution Agreement at any time upon five days’ prior notice.

The Sales Agents and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates, for which services they have received, or may in the future receive, customary fees. To the extent required by Regulation M promulgated under the Exchange Act, the Sales Agents will not engage in any market making activities involving the common shares while the offering is ongoing under this prospectus.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary, as of the date hereof, of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder, or collectively, the Tax Act, generally applicable to a holder who acquires, as beneficial owner, common shares pursuant to this offering and who, for the purposes of the Tax Act and at all relevant times, (i) holds their common shares as capital property, (ii) deals at arm’s length with the Company, the Selling Shareholder and the Sales Agents, (iii) is not affiliated with the Company, the Selling Shareholder or the Sales Agents, (iv) is not, and is not deemed to be, a resident of Canada, (v) has not entered into and will not enter into, with respect to their common shares, a “derivative forward agreement” or a “synthetic disposition arrangement” each as defined under the Tax Act, and (vi) does not and will not use or hold, and is not and will not be deemed to use or hold, common shares in connection with, or in the course of carrying on, a business or part of a business in Canada, or each, a Non-Resident Holder. This summary does not apply to a Non-Resident Holder that carries on an insurance business in Canada and elsewhere or an “authorized foreign bank”.

Generally, the common shares will be considered to be capital property to a Non-Resident Holder unless they are held or acquired or deemed to be held or acquired in the course of carrying on a business of trading or dealing in securities or as part of an adventure or concern in the nature of trade.

The term “U.S. Holder,” for the purposes of this section, means a Non-Resident Holder who, for purposes of the Canada-United States Income Tax Convention (1980), as amended, or the Convention, is, at all relevant times, a resident of the United States and a “qualifying person” within the meaning of the Convention. Non-Resident Holders who are residents of the United States are urged to consult with their own tax advisors to determine their entitlement to benefits under the Convention based on their particular circumstances.

This summary is based upon the current provisions of the Tax Act, the current provisions of the Convention, and an understanding of the current published administrative and assessing policies and practices of the Canada Revenue Agency. The summary also takes into account all specific proposals to amend the Tax Act that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, or the Tax Proposals, and assumes that all such Tax Proposals will be enacted in the form proposed. No assurance can be given that the Tax Proposals will be enacted in the form proposed or at all. This summary does not otherwise take into account or anticipate any changes in law, whether by way of legislative, judicial or administrative action or interpretation, nor does it address any provincial, territorial or foreign tax considerations.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-Resident Holder, and no representations are made concerning the income tax consequences to any particular Non-Resident Holder or prospective Non-Resident Holder. This summary is not exhaustive of all Canadian federal income tax considerations applicable to the acquisition, holding and disposition of common shares. Accordingly, Non-Resident Holders are urged to consult with their own tax advisors about the specific tax consequences to them of acquiring, holding and disposing of common shares.

Currency Conversion

For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of common shares, including dividends, cost, adjusted cost base and proceeds of disposition, must be determined in Canadian dollars based on the exchange rate quoted by the Bank of Canada on the relevant date (or, if there is no such rate quoted for the relevant date, the closest preceding date for which such a rate is quoted) or such other rate of exchange that is acceptable to the Minister of National Revenue.

Dividends on Common Shares

A dividend paid or credited, or deemed to be paid or credited, on a common share to a Non-Resident Holder will be subject to Canadian withholding tax under the Tax Act at the rate of 25% of the gross amount of the dividend, subject to any reduction in the rate of withholding to which the Non-Resident Holder is entitled under an applicable income tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident. Under the Convention, a U.S. Holder generally will be subject to Canadian withholding tax at a rate of 15% of the gross amount of the dividend (or 5% in the case of a U.S. Holder that is a company beneficially owning at least 10% of the

Company’s voting shares). Non-Resident Holders who may be eligible for a reduced rate of withholding tax on dividends (if any) pursuant to any applicable income tax treaty or convention should consult their own tax advisors having regard to their particular circumstances.

Dispositions of Common Shares

Upon a disposition (or a deemed disposition) of a common share (other than a disposition of common shares to the Company unless purchased by the Company in the open market in the manner in which shares are normally purchased by any member of the public in the open market), a Non-Resident Holder generally will realize a capital gain (or a capital loss) equal to the amount by which such Non-Resident Holder’s proceeds of disposition of the common share, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the common share to the Non-Resident Holder immediately before the disposition or deemed disposition. For this purpose, the adjusted cost base to a Non-Resident Holder of a common share will be determined at any particular time by averaging the cost of such share with the adjusted cost base of all other common shares owned by the Non-Resident Holder as capital property at that time. The Non-Resident Holder’s cost for the purposes of the Tax Act of common shares generally will include all amounts paid or payable by the Non-Resident Holder for the common shares, subject to certain adjustments under the Tax Act.

A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Non-Resident Holder on a disposition or deemed disposition of a common share unless the common share constitutes “taxable Canadian property” (as defined in the Tax Act) to the Non-Resident Holder at the time of disposition, and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident. In addition, capital losses arising on the disposition or deemed disposition of a common share will not be recognized under the Tax Act unless the common share constitutes “taxable Canadian property” to the Non-Resident Holder thereof for purposes of the Tax Act.

Generally, a common share will not constitute taxable Canadian property to a Non-Resident Holder at any particular time provided that the common share is listed on a “designated stock exchange” for the purposes of the Tax Act (which currently includes the TSX and Nasdaq), unless at any time during the 60-month period immediately preceding such time: (a) at least 25% or more of the issued shares of any class or series of the capital stock of the Company was owned by or belonged to any combination of (x) the Non-Resident Holder, (y) persons with whom the Non-Resident Holder did not deal at arm’s length (for the purposes of the Tax Act), and (z) partnerships in which the Non-Resident Holder or a person described in (y) holds a membership interest directly or indirectly through one or more partnerships; and (b) more than 50% of the fair market value of the common share was derived, directly or indirectly, from one, or any combination of, real or immovable property situated in Canada, Canadian resource property (as defined in the Tax Act), timber resource property (as defined in the Tax Act) or options in respect of, interests in or for civil law rights in any such property (whether or not such property exists). Notwithstanding the foregoing, a common share may be deemed to be taxable Canadian property in certain circumstances set out in the Tax Act.

Non-Resident Holders whose common shares may constitute taxable Canadian property should consult their own tax advisors.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS OF OUR COMMON SHARES

Material U.S. Federal Income Tax Considerations for U.S. Holders

This discussion describes the material U.S. federal income tax considerations for U.S. Holders (as defined below) of holding and disposing of our common shares held as capital assets for tax purposes (generally, property held for investment). This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury Regulations and the income tax treaty between the United States and Canada, or the Treaty, all as of the date hereof, changes to any of which may affect the tax considerations described herein, possibly with retroactive effect. This discussion further assumes that the representations in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms.

This discussion does not address all tax considerations relevant to acquiring common shares, such as alternative minimum, estate and gift, Medicare contribution, U.S. state and local or non-U.S. tax considerations, the special accounting rules under Section 451(b) of the Code or tax considerations applicable to U.S. Holders subject to special rules, such as:

•	banks, insurance companies and certain other financial institutions;

•	pension plans;

•	cooperatives;

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	dealers or traders in securities who use a mark-to-market method of tax accounting;

•

persons holding common shares as part of a hedging transaction, “straddle,” wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to common shares;

•	persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;

•	brokers, dealers or traders in securities, commodities or currencies;

•	tax-exempt entities (including private foundations) or government organizations;

•	S corporations, partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes (and investors therein);

•	regulated investment companies or real estate investment trusts;

•	persons who acquired common shares pursuant to the exercise of any employee stock option or otherwise as compensation;

•	persons who own or are deemed to own ten percent or more of our stock (by vote or value); and

•	persons holding our common shares in connection with a trade or business, permanent establishment or fixed base outside the United States.

If a partnership (or an entity classified as a partnership for U.S. federal income tax purposes) holds common shares, the U.S. federal income tax treatment of the partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our common shares and partners in such partnerships are encouraged to consult their tax advisors as to the particular U.S. federal income tax considerations of holding and disposing of our common shares.

A “U.S. Holder” is a beneficial owner of common shares for U.S. federal income tax purposes that is:

(1) an individual who is a citizen or resident of the United States;

(2) a corporation or an entity classified as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

(3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

(4) a trust if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (ii) the trust has a valid election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

Passive Foreign Investment Company Rules

Under the Code, we will be a passive foreign investment company, or a PFIC, for any taxable year in which (1) 75% or more of our gross income consists of passive income or (2) 50% or more of the value of our assets (generally determined on the basis of a weighted quarterly average) consists of assets that produce, or are held for the production of, passive income. For purposes of these tests, passive income generally includes dividends, interest, certain gains from the sale or exchange of investment property and certain rents and royalties (subject to an exception for certain rents and royalties derived in the active conduct of a trade or business), and passive assets generally include cash and cash equivalents. Additionally, for purposes of these tests, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the stock of another corporation is treated as holding and receiving directly its proportionate share of the assets and income, respectively, of such other corporation. If we are a PFIC for any taxable year during which a U.S. Holder holds our common shares, the U.S. Holder may be subject to adverse tax consequences, regardless of whether we continue to qualify as a PFIC in future years, including ineligibility for any preferential tax rates on capital gains or actual or deemed dividends, interest charges on certain taxes treated as deferred and additional reporting requirements.

We believe we were not a PFIC for our taxable year ending December 31, 2021. The determination of whether we are a PFIC is fact-intensive and made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. For instance, for our current and future taxable years, the total value of our assets, including goodwill, may be determined in part by reference to the market price of our common shares from time to time, which may fluctuate considerably. If our market capitalization declines while we hold a substantial amount of cash and cash-equivalents for any taxable year, we may be a PFIC for that taxable year. Furthermore, our PFIC status depends on the composition of our income for the relevant taxable year, which will depend on the transactions we enter into in the future and our corporate structure. How we spend the cash we raise in any offering also affects the composition of our income and assets. Even if we determine that we are not a PFIC for a taxable year, there can be no assurance that the Internal Revenue Service, or IRS, will agree with our conclusion and that the IRS would not successfully challenge our position. Accordingly, we cannot provide any assurance that we will not be a PFIC for the current or any prior or future taxable year, and our U.S. counsel expresses no opinion with respect to our PFIC status for past, current or future taxable years.

If we are a PFIC in any taxable year with respect to which a U.S. Holder holds our common shares, we will continue to be a PFIC with respect to the U.S. Holder in all succeeding taxable years during which the U.S. Holder holds our common shares, regardless of whether we continue to qualify as a PFIC, unless we cease to be a PFIC and the U.S. Holder has made a “deemed sale” election under the PFIC rules. If we cease to be a PFIC and the U.S. Holder makes a deemed sale election, the U.S. Holder will be deemed to have sold our common shares at their fair market value and any gain from such deemed sale would be subject to the rules described below. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, the U.S. Holder’s common shares with respect to which the election was made will not be treated as shares in a PFIC and the U.S. Holder will not be subject to the rules described below with respect to any “excess distribution” the U.S. Holder receives from us or any gain from an actual sale or other disposition of our common shares. U.S. Holders are encouraged to consult their tax advisors as to the possibility and consequences of making a deemed sale election if we are a PFIC and cease to be a PFIC and such election becomes available.

For each taxable year in which we are a PFIC with respect to a U.S. Holder, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” the U.S. Holder receives from us and any gain the U.S. Holder recognizes from a sale or other disposition (including a pledge) of our common shares, unless (i) the U.S. Holder makes a “qualified electing fund” election, or QEF Election (as discussed below), with respect to all taxable years during the U.S. Holder’s holding period in which we are a PFIC, or (ii) our common shares constitute “marketable stock” and the U.S. Holder makes a mark-to-market election (as discussed below). If we are a PFIC, distributions a U.S. Holder receives from us in a taxable year that are greater than 125% of the average annual distributions the U.S. Holder received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for our common shares will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for our common shares;

•	the amount allocated to the taxable year of “excess distribution” or disposition and any taxable year prior to the first taxable year in which we became a PFIC will be treated as ordinary income; and

•

the amount allocated to each other taxable year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to taxable years prior to the taxable year of “excess distribution” or disposition cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of our common shares cannot be treated as capital gains, even if the U.S. Holder holds our common shares as capital assets.

If we are a PFIC, a U.S. Holder will generally be subject to similar rules with respect to distributions we receive from, and our dispositions of the stock of, any of our direct or indirect subsidiaries or any other entities in which we hold equity interests that are also PFICs (each, a “lower-tier PFIC”), as if such distributions were indirectly received by, and/or dispositions were indirectly carried out by, the U.S. Holder. U.S. Holders are encouraged to consult their tax advisors as to the application of the PFIC rules to lower-tier PFICs.

A U.S. Holder can avoid the interest charge on excess distributions or gain relating to the common shares by making a mark-to-market election with respect to the common shares, provided that the common shares are “marketable stock.” common shares will be marketable stock if they are “regularly traded” on certain U.S. stock exchanges or on a non-U.S. stock exchange that meets certain conditions. For these purposes, the common shares will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as one of their principal purposes meeting this requirement will be disregarded. Our common shares will be listed on Nasdaq, which is a qualified exchange for these purposes. Consequently, if our common shares remain listed on Nasdaq and are regularly traded, we expect the mark-to-market election would be available to U.S. Holders of our common shares if we are a PFIC. U.S. Holders are encouraged to consult their tax advisors as to whether a mark-to-market election is available or advisable with respect to our common shares.

A U.S. Holder that makes a mark-to-market election must include in ordinary income for each taxable year in which we are a PFIC an amount equal to the excess, if any, of the fair market value of the common shares at the close of the taxable year over the U.S. Holder’s adjusted tax basis in the common shares. An electing U.S. Holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted basis in the common shares over the fair market value of the common shares at the close of each taxable year in which we are a PFIC, but this deduction is allowable only to the extent of any net mark-to-market gains for prior years. Gains from an actual sale or other disposition of our common shares in any taxable year in which we are a PFIC will be treated as ordinary income, and any losses incurred on a sale or other disposition of our common shares will be treated as ordinary losses to the extent of any net mark-to-market gains for prior years. Once made, the election cannot be revoked without the consent of the IRS unless the common shares cease to be marketable stock.

However, a mark-to-market election generally cannot be made for equity interests in any lower-tier PFICs that we own, unless shares of such lower-tier PFIC are themselves “marketable stock.” As a result, even if a U.S. Holder validly makes a mark-to-market election with respect to our common shares, the U.S. Holder may continue to be subject to the PFIC rules (described above) with respect to its indirect interest in any of our investments that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. U.S. Holders should consult their tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any lower-tier PFICs.

A U.S. Holder can also avoid the interest charge on excess distributions or gain relating to the common shares by making a QEF Election; however, we do not expect to provide the information necessary for U.S. Holders to make such election.

Unless otherwise provided by the U.S. Treasury, each U.S. shareholder of a PFIC is required to file an annual report containing such information as the U.S. Treasury may require. A U.S. Holder’s failure to file the annual report may result in substantial penalties and extend the statute of limitations with respect to the U.S. Holder’s federal income tax return. U.S. Holders should consult their tax advisors regarding the requirements of filing such information returns under these rules.

WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE IMPACT OF OUR PFIC STATUS ON YOUR INVESTMENT IN THE COMMON SHARES AS WELL AS THE APPLICATION OF THE PFIC RULES TO YOUR INVESTMENT IN THE COMMON SHARES.

Taxation of Distributions

As described under “Dividend Policy,” we do not expect to pay dividends in the foreseeable future. Subject to the discussion above under “Passive foreign investment company rules,” distributions paid on common shares, other than certain distributions of common shares, will generally be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we do not intend to calculate our earnings and profits under U.S. federal income tax principles, we expect that distributions generally will be reported to U.S. Holders as dividends. Subject to applicable limitations, including conditions relating to holding period and the absence of certain risk reduction transactions, dividends paid to certain non-corporate U.S. Holders may be taxable at preferential rates applicable to “qualified dividend income” received from a “qualified foreign corporation.” However, the qualified dividend income treatment will not apply if we are (or are treated with respect to the U.S. Holder as) a PFIC for our taxable year of the distribution or the preceding taxable year. The amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Dividends will generally be included in a U.S. Holder’s income on the date of the U.S. Holder’s actual or constructive receipt of the dividend. The amount of any dividend income paid in foreign currency will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. Such gain or loss would generally be treated as U.S.-source ordinary income or loss. The amount of any distribution of property other than cash (and other than certain pro rata distributions of common shares or rights to acquire common shares) will be the fair market value of such property on the date of distribution. For foreign tax credit purposes, our dividends will generally be treated as passive category income.

Sale or Other Taxable Disposition of Common Shares

Subject to the discussion above under “Passive foreign investment company rules,” gain or loss realized on the sale or other taxable disposition of common shares will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the common shares for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the common shares disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. Subject to the discussion above under “Passive investment company rules,” long-term capital gain of non-corporate U.S. Holders is generally eligible under current law for taxation at preferential rates. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

If the consideration received by a U.S. Holder is not paid in U.S. dollars, the amount realized will be the U.S. dollar value of the payment received determined by reference to the spot rate of exchange on the date of the sale or other disposition. However, if the common shares are treated as traded on an “established securities market” and the U.S. Holder is either a cash basis taxpayer or an accrual basis taxpayer that has made a special election (which must be applied consistently from year to year and cannot be changed without the consent of the IRS), the U.S. Holder will determine the U.S. dollar value of the amount realized in a non-U.S. dollar currency by translating the amount received at the spot rate of exchange on the settlement date of the sale. If the U.S. Holder is an accrual basis taxpayer that is not eligible to or does not elect to determine the amount realized using the spot rate on the settlement date, the U.S. Holder will recognize foreign currency gain or loss to the extent of any difference between the U.S. dollar amount realized on the date of sale or disposition and the U.S. dollar value of the currency received at the spot rate on the settlement date.

Information Reporting and Backup Withholding

Payments of dividends or sales proceeds within the United States or through certain U.S.-related financial intermediaries are generally subject to information reporting and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to the U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Certain U.S. Holders that are individuals or certain closely held entities may be required to report information relating to our common shares, subject to certain exceptions (including an exception for common shares held in accounts maintained by financial institutions, in which case the accounts themselves may have to be reported if maintained by non-U.S. financial institutions). Such U.S. Holders who fail to timely furnish the required information may be subject to a penalty, and the statute of limitations applicable to such U.S. Holders’ tax returns to which such information relates may not close until three years after such information is filed.

U.S. Holders are encouraged to consult their tax advisors as to their information reporting and backup withholding obligations with respect to holding and disposing of our common shares in their particular circumstances.

LEGAL MATTERS

Certain legal matters relating to this offering will be passed upon on our behalf by Goodmans LLP, Toronto, Ontario with respect to Canadian legal matters and Cooley LLP, Palo Alto, California with respect to U.S. legal matters. The Sales Agents are being represented in this offering by Stikeman Elliott LLP with respect to Canadian legal matters and Skadden, Arps, Slate, Meagher & Flom LLP with respect to U.S. legal matters.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 40-F for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PricewaterhouseCoopers LLP resigned as the Company’s auditor on March 31, 2021, which resignation the Company’s board of directors accepted on such date. The Company’s board of directors appointed KPMG LLP as the Company’s auditor on March 31, 2021 to hold office until the next annual meeting of shareholders of the Company.

EXPENSES

The following is a statement of the estimated expenses, other than commissions payable to the Sales Agents, that are expected to be incurred in connection with the distribution of the common shares registered under this registration statement of which this prospectus forms a part. All amounts are estimated other than the Commission registration fee and the FINRA filing fee.

Commission registration fee	$18,540
FINRA filing fees	30,500
Printing expenses	25,000
Legal fees and expenses	350,000
Accountants’ fees and expenses	65,000
Miscellaneous	30,960

Total	$520,000

ENFORCEMENT OF CIVIL LIABILITIES

Certain of our operations and assets are located outside the United States, and certain of our officers, directors and shareholders, reside outside of the United States.

It may be difficult for investors who reside in the United States to effect service of process in the United States upon us, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against us or our directors and officers. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.

Certain of our operations and assets are also located outside of Canada, and certain of our officers, directors and shareholders, reside outside of Canada.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of the registration statement on Form F-3 we filed with the Commission under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.

In addition to the continuous disclosure obligations under the securities laws of the provinces and territories of Canada, we are subject to the informational reporting requirements of the Exchange Act, and in accordance therewith we file or furnish reports and other information with the Commission. Under the multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of the provincial and territorial securities regulatory authorities of Canada, which requirements are different from those of the United States. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. Our reports and other information filed with or furnished to the Commission are available, and reports and other information filed or furnished in the future with or to the Commission will be available, from the Commission’s Electronic Document Gathering and Retrieval System (http://www.sec.gov). The information on the Commission’s web site is not part of this prospectus, and any references to this web site or any other web site are inactive textual references only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference in this prospectus information from other documents we file with or furnish to the Commission, which means that we can disclose important information to you by referring to those documents. The information we incorporate by reference is an important part of this prospectus.

We incorporate by reference into this prospectus the following documents we have filed with or furnished to the Commission:

•

the description of our common shares as described in Item  1 of our registration statement on Form 8-A (File No. 001-39750) filed with the Commission on December 1, 2020, and any amendment or report filed with the Commission for the purpose of updating the description;

•	Our Annual Report on Form 40-F for the year ended December 31, 2020, filed with the Commission on March 11, 2021;

•

Exhibit 99.1 and Exhibit 99.2 to our Report on Form 6-K furnished to the Commission on May 13, 2021, containing, respectively, our Management’s Discussion and Analysis of Financial Condition and Results of Operations for the three months ended March 31, 2021 and our Unaudited Condensed Consolidated Financial Statements for the three months ended March 31, 2021 and the accompanying notes thereto;

•

Exhibit 99.1 and Exhibit 99.2 to our Report on Form 6-K furnished to the Commission on August 12, 2021, containing, respectively, our Management’s Discussion and Analysis of Financial Condition and Results of Operations for the three and six months ended June 30, 2021, and our Unaudited Condensed Consolidated Financial Statements for the three and six months ended June 30, 2021 and the accompanying notes thereto;

•

Exhibit 99.1 and Exhibit 99.2 to our Report on Form 6-K furnished to the Commission on November 12, 2021, containing, respectively, our Management’s Discussion and Analysis of Financial Condition and Results of Operations for the three and nine months ended September 30, 2021, and our Unaudited Condensed Consolidated Financial Statements for the three and nine months ended September 30, 2021 and the accompanying notes thereto.

•	Forms 6-K filed with the Commission on January 20, 2021, January 25, 2021, April 13, 2021, May 18, 2021, June 21, 2021, August 4, 2021, September 14, 2021 and September 21, 2021.

We also incorporate by reference each of the following documents we file with or furnish to the Commission after the date of this prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold: (i) all Annual Reports on Form 40-F we file with the Commission; and (ii) those portions of any Reports on Form 6-K we furnish to the Commission that we indicate in such reports are to be deemed incorporated by reference into this prospectus.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

Upon written or oral request, we will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that is incorporated by reference into this prospectus but not delivered with this prospectus (other than exhibits to those documents unless such exhibits are specially incorporated by reference in those documents), at no cost, by writing to or telephoning us at the following address:

Docebo Inc.

366 Adelaide St West, Suite 701

Toronto, Ontario, M5V 1R9

(800) 681-4601

Attention: Chief Financial Officer

Up to $200,000,000

Common Shares

PRELIMINARY PROSPECTUS

Canaccord Genuity

ATB Capital Markets

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Business Corporations Act (Ontario), or the OBCA, the registrant may indemnify a present or former director or officer or a person who acts or acted at the registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by that individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the registrant or other entity; provided that the individual acted honestly and in good faith with a view to the best interests of the registrant or, as the case may be, to the best interests of such other entity and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that the individual’s conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. An individual is entitled to indemnification from the registrant as a matter of right if the individual was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and the individual fulfilled the conditions set forth above. Under the OBCA, the registrant may advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above, but the individual must repay the money if the individual does not fulfil the conditions set forth above.

In accordance with and subject to the OBCA, the by-laws of the registrant provide for indemnification of a director or officer of the registrant, a former director or officer of the registrant, or a person who acts or acted at the registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the registrant or other entity, if he acted honestly and in good faith with a view to the best interests of the registrant or, as the case may be, to the best interests of the other entity for which he acted as a director or officer or in a similar capacity at the registrant’s request.

The directors and officers of the registrant are covered by directors’ and officers’ insurance policies.

Reference is made to Item 10 for the undertakings of the registrant with respect to indemnification for liabilities arising under the Securities Act of 1933, as amended.

ITEM 9. EXHIBITS

(a) EXHIBITS:

The following exhibits have been filed as part of this registration statement:

EXHIBIT NUMBER	DESCRIPTION

1.1	Equity Distribution Agreement between Canaccord Genuity LLC, ATB Capital Markets USA Inc., Docebo Inc. and Intercap Equity Inc., dated January 4, 2022

4.1	Articles of Incorporation of Docebo Inc., as amended by the Articles of Amendment

4.2	By-laws of Docebo Inc.

5.1	Opinion of Goodmans LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Goodmans LLP (included in Exhibit 5.1)

24.1	Power of Attorney (see signature page to this registration statement)

ITEM 10. UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on the 4th day of January, 2022.

DOCEBO INC.

By:	/s/ Claudio Erba
Claudio Erba
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Claudio Erba and Sukaran Mehta as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the name of each of the undersigned in his or her capacity to any and all amendments (including any post-effective amendments) to this Registration Statement, and any registration statement for the same offering covered by this Registration Statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (and all post-effective amendments thereto), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or advisable to be done, as fully to all intents and purposes as the undersigned might or could do in person, and each of the undersigned hereby ratifies and confirms that the said attorney-in-fact or agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Claudio Erba Claudio Erba	Director, President and Chief Executive Officer (Principal Executive Officer)	January 4, 2022

/s/ Sukaran Mehta Sukaran Mehta	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 4, 2022

/s/ Jason Chapnik Jason Chapnik	Chair of the Board and Director	January 4, 2022

/s/ James Merkur James Merkur	Director	January 4, 2022

/s/ Kristin Halpin Perry Kristin Halpin Perry	Director	January 4, 2022

/s/ Steven E. Spooner Steven E. Spooner	Director	January 4, 2022

/s/ William Anderson William Anderson	Director	January 4, 2022

/s/ Trisha Price Trisha Price	Director	January 4, 2022

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Docebo Inc. in the United States, on the 4th day of January, 2022.

Docebo NA, Inc.
(Authorized U.S. Representative)

By:	/s/ Sukaran Mehta
	Name:	Sukaran Mehta
	Title:	Interim Chief Financial Officer